EXHIBIT 99.1

Palatin Earns €5.5 Million ($6.5 Million) Milestone Payment in Retinal

Disease Collaboration with Boehringer Ingelheim

•	Collaboration focused on developing potential first-in-class melanocortin receptor targeted treatment for patients with diabetic retinopathy, including diabetic macular edema

PRINCETON, NJ – September 22, 2025 – Palatin Technologies, Inc. (OTCQB: PTNT), a biopharmaceutical company advancing medicines that modulate the melanocortin receptor system, today announced the achievement of a research milestone under its collaboration with Boehringer Ingelheim. This milestone triggers a €5.5 million ($6.5 million) payment to Palatin.

“We are very pleased to reach this milestone and continue building momentum with Boehringer Ingelheim,” said Carl Spana, Ph.D., President and CEO of Palatin. “Melanocortin receptor agonists represent a differentiated and promising approach to address the underlying drivers of retinal diseases such as diabetic retinopathy and diabetic macular edema, which affect an estimated one in three people living with diabetes.”

About the Collaboration

On August 18, 2025, Palatin entered into a strategic partnership with Boehringer Ingelheim to develop potential first-in-class melanocortin receptor–targeted treatments for patients with retinal diseases. Under the terms of the agreement, Palatin has received an upfront payment of €2.0 million ($2.3 million) and is eligible for research, development, regulatory and commercial milestone payments of up to €278 million ($328 million), as well as tiered royalties on net sales.

About Melanocortin Receptor Agonists

The melanocortin receptor (MCR) system regulates inflammation, immune responses, and metabolism. Receptor-specific agonists represent a novel therapeutic approach with potential applications in multiple diseases, including retinal disorders.

About Palatin

Palatin is a biopharmaceutical company developing receptor-specific medicines targeting the melanocortin receptor system to treat diseases with significant unmet medical need. Palatin’s strategy is to advance its pipeline of innovative melanocortin agonists through development and partner with leading pharmaceutical companies to expand patient access and maximize commercial potential.

For more information, visit www.Palatin.com or follow Palatin on X (formerly Twitter) at @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about Palatin products in development, clinical trial results, potential actions by regulatory agencies, regulatory plans, development programs, proposed indications for product candidates, and market potential for product candidates are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and other regulatory authorities, and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating events that occur after the date of this press release.

Investor Contact:

Stephen T. Wills, CPA, MST

Chief Financial Officer / Chief Operating Officer

Tel: (609) 495-2200

Info@Palatin.com

Media Contact:

Paul Arndt, MBA

Managing Director, LifeSci Advisors, LLC

Tel: (646) 597-6992

Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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